UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 19, 2019

NXP Semiconductors N.V.
(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

60 High Tech Campus
Eindhoven
Netherlands	5656 AG
(Address of principal executive offices)	(Zip code)

+31	40	2729999
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act      ☐

Item 8.01	Other Events.

On November 19, 2019, the Board of Directors (the "Board") of NXP Semiconductors N.V. (the "Company") approved the payment of an interim dividend for the fourth quarter of 2019 of $0.375 per ordinary share. The interim dividend will be paid on January 6, 2020 to shareholders of record as of December 16, 2019.

Additionally, the Board has approved the resumption of share repurchases, authorizing up to $2 billion of share repurchases to be executed at times and manners determined by Company management.

A copy of the Company's press release announcing the dividend payment and resumption of share repurchases is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated November 19, 2019 entitled: “NXP Semiconductors Announces Quarterly Dividend and Resumption of Share Repurchases”.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2019

NXP Semiconductors N.V.

/s/ Dr. Jean A.W. Schreurs
Dr. Jean A.W. Schreurs
SVP and Chief Corporate Counsel